Exhibit 23.4




                         CONSENT OF INDEPENDENT AUDITORS



WE CONSENT to the incorporation by reference in the Registration Statement (Form S-8 No. 333-11776) pertaining to the Amended and Restated Stock Option Plan of Diversinet Corp. of our report dated February 21, 2000, with respect to the consolidated financial statements of Diversinet Corp. included in the Annual Report (Form 20-F), to be filed with the Securities Exchange Commission on or about April 17, 2002, for the year ended October 31, 2001.


Toronto, Canada                                    /s/ ERNST & YOUNG LLP
April 17, 2002                                   Chartered Accountants


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